SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 DATE  OF  REPORT
                       (Date of earliest event reported):
                                 October 1, 1997
                                   ----------


                            ALPINE LACE BRANDS, INC.
             (Exact name of registrant as specified in its charter)




            DELAWARE                      0-15584               22-2717823
(State or other jurisdiction     (Commission File number)    (I.R.S. Employer
      of incorporation)                                      Identification No.)

     111 DUNNELL ROAD, MAPLEWOOD, NJ                               07040
(Address of principal executive offices)                        (Zip Code)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 378-8600


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Item 5.  Other Events.

         On October 1, 1997, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") among the Registrant, Land O'Lakes, Inc., a Minnesota cooperative corporation ("Land O'Lakes"), and AVV Inc., a Delaware corporation and a wholly-owned subsidiary of Land O'Lakes ("Acquisition"). Pursuant to the Merger Agreement and subject to certain conditions, including, but not limited to, the approval of holders of the Registrant's common stock and regulatory review, the Registrant will merge with Acquisition. If the merger is consummated, the surviving corporation will be a wholly-owned subsidiary of Land O'Lakes and the stockholders of the Registrant will receive $9.125, in cash, for each share of common stock of the Registrant, as set forth in the Merger Agreement. Preferred stockholders of the Registrant will receive a cash merger payment as if such shares of preferred stock were converted into common stock. Upon consummation of the transactions contemplated by the Merger Agreement, each of Carl T. Wolf and Marion F. Wolf will enter into five year Non-Compete Agreements with Land O'Lakes. The Non-Compete Agreements are filed herewith as Exhibits to the Merger Agreement.

Item 7.  Financial Statements and Exhibits.

(c)                   Exhibits

Exhibit 2.1 Agreement and Plan of Merger, dated October 1, 1997, by and among the Registrant, Land O'Lakes and AVV Inc., a Delaware corporation.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ALPINE LACE BRANDS, INC.


Date:  October 8, 1997                 By: /s/ Carl T. Wolf
                                           ------------------------
                                           Carl T. Wolf
                                           President and Chief Executive Officer


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

                                      INDEX


Exhibit
   No.      Description
-------     -----------

2.1 Agreement and Plan of Merger, dated October 1, 1997, among the Registrant, Land O'Lakes, Inc., a Minnesota cooperative corporation, and AVV Inc., a Delaware corporation.



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